Exhibit 2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


                           Vivendi Universal, S.A.
        Retirement Savings and Investment Plan for Union Employees of
                 Joseph E. Seagram & Sons, Inc. and Affiliates


We hereby consent to the incorporation by reference of our report dated July 9, 2002 which appears in your Annual Report on Form 11-K of the Retirement
Savings and Investment Plan for Union Employees of Joseph E. Seagram & Sons, Inc. and Affiliates for the fiscal year ended December 31, 2001.



                                                /s/ McGladrey & Pullen, LLP
                                                ------------------------------
                                                McGladrey & Pullen, LLP


McGladrey & Pullen, LLP
New York, N.Y.
July 11,2002